Exhibit 10.4

Shareholder Voting Rights Proxy Agreement

Concerning

Beijing Wanguo Chang’an Science & Technology Co., Ltd.

Between

Shanghai Free Trade Zone GDS Management Co., Ltd.

Beijing Wanguo Chang’an Science & Technology Co., Ltd.

and

William Wei Huang

Qiuping Huang

Date: April 13, 2016

Shareholder Voting Rights Proxy Agreement

This Shareholder Rights Voting Proxy Agreement (“this Agreement”) is entered into on April 13, 2016 in the People’s Republic of China (“China”) by and between:

Shanghai Free Trade Zone GDS Management Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered Address: Room 4056, Floor 4, 173 Meisheng Road, Shanghai Pilot Free Trade Zone, China

Legal Representative: William Wei Huang

Beijing GDS Chang’an Science & Technology Co., Ltd. (hereinafter referred to as “GDS Beijing”)

Registered Address: Room A-0155, Floor 2, Building 3, Compound 30, Shixing Avenue, Shijingshan Park, Zhongguancun Science Park, Beijing

Legal Representative: William Wei Huang

William Wei Huang

ID Card No.: 31010719671101125x

Qiuping Huang (referred to collectively with “William Wei Huang” as “Shareholders”)

ID Card No.: 31010719611116122x

(In this Agreement, the above parties are referred to individually as “a Party” and collectively as “the Parties”.)

Whereas:

The Shareholders are existing equity interest holders of GDS Beijing and collectively holding all equity shares of GDS Beijing.

The Shareholders intend to appoint the WFOE as their voting proxy for exercising their voting right in GDS Beijing, and the WFOE agrees to accept the appointment and designate a person to exercise the voting right.

Now, therefore, the Parties reach an agreement as follows through amicable negotiation:

Article 1 Voting Proxy

1.1                 The Shareholders hereby irrevocably undertake that they will, upon the WFOE’s written notification during the term of this Agreement and subject to Article 1.2 of this Agreement,

sign a Power of Attorney to authorize              (ID Card No.:            ) to exercise the following rights of them as shareholders of GDS Beijing in line with the articles of incorporation of GDS Beijing in force at the time:

(1)                     Right to attend shareholders meetings as the proxy of the Shareholders;

(2)                     Right to make decisions on issues to be deliberated by the Shareholders (including but not limited to designation and election of directors, general manager and other senior management of GDS Beijing);

(3)                     Any voting rights of the Shareholders as prescribed by law;

(4)                     Other voting rights of shareholders under the articles of incorporation of GDS Beijing (including any other voting rights of shareholders under revised and restated articles of incorporation);

(5)                     Right to endorse any meeting minutes and resolutions of shareholders meetings or other legal documents; and

(6)                     Right to submit documents to relevant corporate registration agency for filing and archiving as the proxy of the Shareholders.

GDS Beijing hereby irrevocably undertakes it will, upon the WFOE’s written notification during the term of this Agreement and subject to Article 1.2 of this Agreement, sign a Power of Attorney to authorize              (ID Card No.:            , together with the authorized person in the above paragraph, hereinafter referred to as the “Agent”) to exercise the following rights (together with the rights in the above paragraph hereinafter referred to as the “Agent Rights”) of it as shareholder of its subsidiaries in line with the articles of incorporation of its subsidiaries in force at the time:

(1)                     Represent GDS Beijing to attend its subsidiaries’ shareholders meetings;

(2)                     Represent GDS Beijing to make decisions on issues to be deliberated by the shareholders of its subsidiaries (including but not limited to designation and election of directors, general manager and other senior management of GDS Beijing’s subsidiaries);

(3)                     Any voting rights of GDS Beijing as its subsidiaries’ shareholder as prescribed by law;

(4)                     Other voting rights of GDS Beijing under the articles of incorporation of its subsidiaries (including any other voting rights of GDS Beijing under revised and restated articles of incorporation);

(5)                     Right to endorse any meeting minutes and resolutions of shareholders meetings where GDS Beijing acts as shareholder of its subsidiaries or other relevant legal documents; and

(6)                     Right to submit documents to relevant corporate registration agency for filing and archiving as the proxy of GDS Beijing.

1.2                 The above-mentioned authorization and assignment shall only be effective on the condition that the Agent is Chinese citizen and the WFOE agrees to such authorization and assignment. When and only when the WFOE issues a written notice to the Shareholders requesting the dismissal and replacement of the Agent Shall the Shareholders immediately revokes the assignment of the current Agent under this Agreement and entrust another Chinese citizen designated by the WFOE at the time to exercise Agent Rights in accordance with provisions of this Agreement; the new authorization shall replace the original authorization immediately. Under no other circumstances shall the Shareholders revoke the authorization to the Agent.

1.4                 The WFOE shall ensure the Agent fulfills his/her proxy duties within the scope of authorization under this Agreement with due diligence and caution; the Shareholders shall acknowledge and be held liable for any legal consequence arising from the Agent’s exercise of the above-mentioned rights.

1.5                 The Shareholders hereby confirm that the Agent does not have to consult the Shareholders before making decisions during his/her exercise of the above-mentioned Agent Rights. The WFOE shall nonetheless ensure that the Agent will inform the Shareholders of any such decision in a timely manner once the decision is made.

Article 2 Right to Know

The Agent designated in accordance with Article 1.1 of this Agreement shall, for the purpose of exercising the Agent Rights under this Agreement, have the right to access relevant data (including but not limited to any account book, statement, contract, and internal communication that is related to their financial, business and operational activities, all meeting minutes of the board of directors, and other documents) of GDS Beijing in order to get necessary information of GDS Beijing on their operation, business , clients, finance, and employees, and GDS Beijing shall give full cooperation with respect to that.

Article 3 Exercise of Agent rights

3.1                 The Shareholders shall give full assistance to facilitate the Agent’s exercise of the Agent Rights, including prompt execution of the decisions made by the Agent as the proxy of GDS Beijing and other pertinent legal documents when necessary (e.g. documents required to be submitted to government agencies for examination and approval, registration, and/or filing).

3.2                 If, at any time during the term of this Agreement, the conferral or exercise of the Agent Rights under this Agreement is unenforceable for any reason (except for breach of the agreement by the Shareholders or GDS Beijing), the Parties shall immediately look for an alternative scheme most similar to the unenforceable one, and sign a supplementary agreement to make modifications or adjustments to the provisions of this Agreement when necessary, in order to ensure the continuous fulfillment of the purpose of this Agreement.

Article 4 Exemption and compensation

4.1                 The Parties acknowledge that the WFOE shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to the exercise of the Agent Rights by Agent designated by the WFOE under this Agreement.

4.2                 GDS Beijing and the Shareholders agree to indemnify the WFOE and the Agent and hold them harmless against all losses incurred or likely to incur due to the exercise of the Agent Rights by the Agent designated by the WFOE, including but not limited to any loss resulting from any litigation, demand, arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, losses incurred due to willful misconduct or gross negligence of the WFOE or the Agent shall not be indemnified.

Article 5 Representations and Warranties

5.1                 The Shareholders hereby represent and warrant that:

5.1.1         They are Chinese citizens with full capacity of action, full and independent legal status, and legal capacity, and are capable acting independently as a subject of proceedings.

5.1.2         They have full power and authority to sign and deliver this Agreement and all other documents to be signed by them for the transaction referred to in this Agreement and they have full power and authority to complete the transaction referred to in this Agreement.

5.1.3         This Agreement is executed and delivered by the shareholders lawfully and properly ; this Agreement constitutes the legal and binding obligations on them and is enforceable on them in accordance with the terms and conditions hereof.

5.1.4         They are the enrolled shareholders of GDS Beijing en bloc as of the effective date of this Agreement, and except the rights created by this Agreement, the Equity Pledge Agreement between them and the WFOE, and the Exclusive Call Option Agreement between them and GDS Beijing and the WFOE, there exists no third party right on the Agent Rights. Pursuant to this Agreement, the Agent may fully and sufficiently exercise the Agent Rights in accordance with the effective articles of incorporation of GDS Beijing.

5.2                 The WFOE and GDS Beijing hereby respectively represent and warrant that:

5.2.1         It is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China as an independent judicial person and with complete, independent legal status and legal competence to sign, deliver and perform this Agreement, as an independent subject of proceedings.

5.2.2         It is vested with full power and authority to complete the transaction referred to in this Agreement and the signing of all other documents related to the transaction referred to in this Agreement.

5.3                 GDS Beijing further represents and warranties that the Shareholders are the enrolled shareholders of GDS Beijing en bloc on the effective date of this Agreement. Pursuant to this Agreement, the Agent may fully and sufficiently exercise the Agent Rights in accordance with the effective articles of incorporation of GDS Beijing

Article 6 Term of Agreement

6.1                 This Agreement takes effect as of the date of due execution of all the parties hereto, unless terminated in advance by written agreement between all parties or in accordance with the stipulations in Article 8.1 of this Agreement.

6.2                 If any Shareholder transfers his/her equity interest in the GDS Beijing with advance consent of the WFOE, he/sher will cease to be a party of this Agreement, while the obligations and commitments of other parties shall not be negatively affected.

Article 7 Notice

7.1                 All notices or other correspondences between the Parties in connection with the performance of the rights and obligations under this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized express mail, facsimile to the party concerned.

7.2                 If any of such notices or other correspondences is transmitted by facsimile or telex , it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be deemed delivered five (5) days after posting.

Article 8 Breach of Agreement

8.1                 The Parties agree and acknowledge that, any substantial violation of any provision under this Agreement, or substantially non-performance of this Agreement by a Party (the “Breaching Party”) constitutes a breach of the Agreement (“Breach of Agreement”). Any of the non-breaching parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to correct or take remedial measures within a reasonable time limit. Where the Breaching Party does not take any remedy measures in a reasonable time limit by the Non-breaching Party or within 10 days after the written notice of the Non-breaching Party, if the Breaching Party is any of the Shareholders or GDS Beijing, then the Non-breaching Party has the right to take any of the following measures at its discretion: (1) terminate this Agreement and require full compensation from the Breaching Party; or (2) require the compulsory performance of the obligations of and full compensation from the Breaching Party under this Agreement; if the Breaching Party is the WFOE, then the Non-breaching Party has the right to require the compulsory performance of the obligations of and full compensation from the Breaching Party under this Agreement .

8.2                 The Parties agree and acknowledge that the Shareholders or GDS Beijing shall under no circumstances prematurely terminate this Agreement for whatever reasons, unless otherwise specified in this Agreement or required by law.

8.3                 Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 9 Miscellaneous

9.1                 This Agreement is made in quadruplicate (4 copies), with each party holding a copy.

9.2                 The conclusion, validity, performance, amendment, interpretation and termination of this Agreement are governed by the laws of the People’s Republic of China.

9.3                 The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through amicable negotiation. If the discrepancies cannot be solved by negotiations within thirty (30) days, they should be submitted to Beijing Arbitration Commission for arbitration in accordance with the commission’s arbitration rules in Beijing. The decision of the arbitration tribunal shall be final and binding upon the Parties. After the decision takes effect, any Party shall have the right to submit an application to a court with jurisdiction for enforcement of the arbitration decision. A Party to the arbitration proceeding may move the court with jurisdiction for a provisional remedy, such as announcing its judgment or order the seizure or freeze of the Breaching party’s properties or equity shares.

9.4                 Any right, power or remedy granted to a Party by one term of this Agreement does not exclude the Party from any right, power or remedy granted by other terms or laws and regulations; the exercise of any right, power or remedy by a Party shall not preclude the Party’s exercise of its other rights, powers or remedies.

9.5                 No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

9.6                 The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effect of this Agreement.

9.7                 The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

9.8                 Any amendment or supplement of this Agreement shall be made in writing and duly executed by all Parties herein before taking effect.

9.9                 Without prior written permission from the other Parties, no Party may transfer any of its rights and/or obligations under this Agreement to any third Party.

9.10          This Agreement is binding to all the parties herein and their respective lawful successors and assignees.

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In witness whereof, this Voting Proxy Agreement is signed by the following parties on the date and at the place first above written.

Shanghai Free Trade Zone GDS Management Co., Ltd
(Seal)
Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title:

Beijing GDS Chang’an Science & Technology Co., Ltd.
(Seal)
Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title:

William Wei Huang
Signature:	/s/ William Wei Huang

Qiuping Huang
Signature:	/s/ Qiuping Huang